CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 58 to the Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982) of our reports dated December 16, 1999 on our audits of the financial statements and financial highlights of The Victory Portfolios' (comprising the Gradison Government Reserves Fund, Institutional Money Market Fund, Federal Money Market Fund, U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Fund For Income, Government Mortgage Fund, Investment Quality Bond Fund, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Convertible Securities Fund, Real Estate Investment Fund, Value Fund, Lakefront Fund, Established Value Fund, Diversified Stock Fund, Stock Index Fund, Growth Fund, Special Value Fund, Ohio Regional Stock Fund, Small Company Opportunity Fund, International Growth Fund, LifeChoice Conservative Investor Fund, LifeChoice Moderate Investor Fund, and LifeChoice Growth Investor Fund), which reports are included in the Annual Reports to Shareholders for the year ended October 31, 1999. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" and "Independent Accountants" in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 58 to Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982).

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
December 30, 1999